Exhibit 10.7.1

First Amendment to Lease

First Amendment made this 4th day of May, 2007 by and between Targanta Therapeutics Corporation (“Tenant”) and American Twine Limited Partnership (“Landlord”)

WITNESSETH THAT

WHEREAS the parties have heretofore entered into a lease dated October 20, 2006 (the “Lease”).

WHEREAS the Tenant wishes to expand the Premises demised under the Lease to include suite 1200, which contains 1,471 rentable square feet located on the first floor of the Building (as shown on Exhibit A attached) ( the “Expansion Space”) and to extend the lease term.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	The effective date of this First Amendment shall be the Commencement Date as defined in item 8 below.

2.	Effective after the effective date, the information contained in Section 1.1 of the Lease immediately following the Heading “Premises” is amended to add Suite 1200, 1,471 rsf

3.	The information following contained in Section 1.1 of the Lease immediately following the heading Term is deleted in its entirety and replaced with “Expires October 31, 2009”.

4.	Effective after the effective date, the information following the contained in Section 1.1 of the Lease immediately following the heading Tenant’s Prorate Share is amended to add the Pro Rata share for the Expansion Space, which is 1.27%. The total Pro Rata share will be 5.31%

5.	The information contained in Section 1.1 of the Lease immediately following the heading Parking Spaces is amended to add one (1) additional parking space for suite 1200 at $150.00 per month. Total number of parking spaces shall be four (4).

6.	Effective after the effective date, the information contained in Section 1 of the Lease, immediately following the heading Annual Fixed Rent is deleted in its entirety and the following is substituted:

The Annual fixed Rent for the Expansion Space shall be as follows:
For the first year following the Commencement
Date of First Amendment:	$46,866.06
From the First anniversary of Commencement Dateof the First Amendment until October 31, 2009	$48,337.06
The Annual Fixed Rent for the existing space shall be as follows:
From Commencement Date of First Amendment through October 31, 2008:	$142,084.80
November 1, 2008 – October 31, 2009	$153,784.80

7.	The Security Deposit under the Lease as amended to add $7,232.00 for a total of $39,992.00.

8.	The effective date and Commencement Date of this First Amendment shall be the earlier to occur of: (a) two (2) business days after Tenant receives written notice from Landlord of the date that Landlord’s Work as defined in Exhibit B has been substantially completed and delivery of possession of the Expansion Space; or (b) the date of occupancy of the Premises by Tenant for the conduct of Tenant’s business, and shall continue for the Term, as amended, unless sooner terminated as provided in the Lease. The term “substantially completed,” as used herein, shall mean that the Landlord’s Work has been completed with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses. Tenant shall provide a list of punch list items for Landlord’s Work within thirty (30) days of occupancy of the Expansion Space.

9.	Tenant retains its option to extend the term of the Lease as amended for two (2) periods of one (1) year each as defined in the Lease.

10.	Tenant represents and warrants the Tenant has had no contact with any broker in connection with this First Amendment. Landlord represents and warrants the Landlord has had no contact with any broker in connection with this First Amendment. Landlord and Tenant will each indemnify and hold the other harmless in the event that any other broker claims a commission from Landlord as a result of representing Tenant or from Tenant as a result of representing Landlord.
11.	Landlord represents that, as of the date hereof, Tenant is not in default under the Lease, and that the Lease is in full force and effect.

Except as herein provided the terms and conditions of the Lease shall remain in full force and effect. Executed as a sealed instrument as of the day and year first above written.

LANDLORD:		TENANT:

American Twine Limited Partnership Anthony Goschalk			Targanta Therapeutics Corporation

ATLP, Inc., Its General Partner

By:	/s/ Anthony Goschalk	By:	/s/ George Eldridge
Name:	Anthony Goschalk	Name:	George Eldridge
Title:	President	Title:	Chief Financial Officer

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